Exhibit 3.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Annual Report on Form 40-F for the year ended October 31, 2016 of Royal Bank of Canada of our report dated November 29, 2016, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in the Exhibit incorporated by reference in this Annual Report.

We also consent to the incorporation by reference in Registration Statements Nos. 333-12036, 333-12050, 333-13052, 333-13112, 333-14144, 333-110953, 333-117922, 333-178350, 333-207754, 333-207750, 333-207748, 333-211680 on Form S-8, and Nos. 333-203567, 333-208507 on Form F-3 of Royal Bank of Canada of our report dated November 29, 2016 referred to above. We also consent to reference to us under the heading “Experts”, which appears in the Annual Information Form included in the Exhibit incorporated by reference in this Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 30, 2016